Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Posteffective Amendment No. 1 to the Registration Statement (Form S-3 No. 62135) of Health and Retirement Properties Trust and in the related Prospectus and in the Registration Statement (Form S-3 No. 333-02863) of Health and Retirement Properties Trust and in the related Prospectus of our report dated February 6, 1997, with respect to the consolidated financial statements of Health and Retirement Properties Trust included in the Company's Form 8-K dated February 17, 1997 and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

Our audits also included the financial statement schedules of Health and Retirement Properties Trust listed in Item 14(a). These schedules are the responsibility of Health and Retirement Properties Trust's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP

Boston, Masschusetts
March 27, 1997